EXHIBIT 5.1


                              SULLIVAN & WORCESTER LLP
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    FAX NO. 202-293-2275                                 FAX NO. 212-758-2151




                                                              May 7, 2001


Senior Housing Properties Trust
400 Centre Street
Newton, Massachusetts 02458

       Re:  Senior Housing Properties Trust Registration Statement on Form S-3

Ladies and Gentlemen:

         In connection with the registration statement on Form S-3 under the Securities Act of 1933, as amended (the "Securities Act") of Senior Housing Properties Trust, a Maryland real estate investment trust (the "Company"), and the other co-registrants named therein (collectively with the Company, the "Registrants"), you have requested our opinions set forth below. The co-registrants are: (i) HRES1 Properties Trust, HRES2 Properties Trust, SPTGEN Properties Trust, SPTIHS Properties Trust, SPTMISC Properties Trust, SPTMNR Properties Trust, SPTMRT Properties Trust, SPTSUN Properties Trust and SPTSUN II Properties Trust, each a Maryland real estate investment trust, and SHOPCO-AZ, LLC, SHOPCO-CA, LLC, SHOPCO-COLORADO, LLC, SHOPCO-CT, LLC, SHOPCO-GA, LLC, SHOPCO-IA, LLC, SHOPCO-KS, LLC, SHOPCO-MI, LLC, SHOPCO-MO, LLC, SHOPCO-NC, LLC, SHOPCO-NE, LLC, SHOPCO-SD, LLC, SHOPCO-WI, LLC and SHOPCO-WY, LLC, each a Delaware limited liability company, and SNH-CALIFORNIA, INC., SNH Holding Co., Inc., SNH-IOWA, INC., SNH-MICHIGAN, INC. and SNH-NEBRASKA, INC., each a Delaware corporation, and SNH Capital Trust Holdings, a Maryland business trust (collectively, the "Subsidiaries"), and (ii) SNH Capital Trust I, SNH Capital
Trust II and SNH Capital Trust III, each a Maryland business trust (collectively, the "Capital Trusts").

         You have provided us with a copy of such registration statement, which you propose to file with the Securities and Exchange Commission (the "Commission") on or about the date hereof. Such registration statement contains a form of preliminary prospectus with respect to the offer and sale of up to $500,000,000 in aggregate amount of one or more series of (i) debt securities of the Company (the "Debt Securities"), (ii) preferred shares of beneficial interest, $.01 par value per share, of the Company (the "Preferred Shares"),
(iii) depositary shares representing fractional interests in Preferred Shares ("Depositary Shares") evidenced by depositary receipts therefor ("Depositary Receipts"), (iv) common shares of beneficial interest, $.01 par value per share, of the Company (the "Common Shares"), (v) warrants to purchase one or more classes of securities registered under the Registration Statement, (vi) trust preferred securities of the Capital Trusts ("Trust Preferred Securities"), (vii) guarantees by the Company of the Trust Preferred Securities (the "Trust Guarantees") and (viii) guarantees by one or more of the Subsidiaries of
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Senior Housing Properties Trust
May 7, 2001
Page 2


Debt Securities or Trust Guarantees of the Company or guarantees of one or more co-registrants (the "Subsidiary Guarantees" and, together with the Debt Securities, Preferred Shares, Depositary Shares, Common Shares, Trust Preferred Securities and Trust Guarantees, the "Registered Securities"), in each case for offering from time to time, as set forth in the final prospectus that forms a part of the Registration Statement, as defined below (the "Prospectus"), and as to be set forth in one or more final supplements to the Prospectus (each, a "Prospectus Supplement").

         As used in this opinion, the term "Registration Statement" means, unless otherwise stated, such registration statement, as amended when declared effective by the Commission (including any necessary post-effective amendments thereto), and the term "Convertible Registered Securities" means Registered Securities which are convertible into, exchangeable for or exercisable for other Registered Securities, and the term "Underlying Registered Securities" means any Registered Securities which are issuable upon conversion, exchange or exercise of Convertible Registered Securities.

         In connection with this opinion, we have examined and relied upon a copy of the Registration Statement to be filed with the Commission on or about the date hereof. We have also examined and relied upon originals or copies of such records, agreements and instruments of the Registrants, certificates of public officials and of officers of the Registrants and such other documents and records, and such matters of law, as we have deemed necessary as a basis for the opinions hereinafter expressed. In making such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies, which facts we have not independently verified.

         We have necessarily assumed in connection with the opinions expressed below that the terms and conditions of the Registered Securities and any related indentures, agreements and instruments, except to the extent described in the Registration Statement and the form of preliminary prospectus contained therein, as originally filed, will be, and that any related proceedings of the Registrants conducted after the date hereof will be conducted, (i) in accordance with all applicable laws and each Registrants charter and bylaws, and (ii) not in conflict with any contractual or other restrictions which are binding on any Registrant, and that, without limiting the generality of the foregoing, any agreements or instruments that are hereafter required to be filed as an exhibit to the Registration Statement will be properly filed by an amendment thereto or by the filing of a Form 8-K by the Company under the Securities Exchange Act of 1934, as amended, and properly incorporated by reference in the Registration Statement, as permitted by the Securities Act and the rules and regulations of the Commission thereunder.

         To the extent that the obligations of any Registrant under each Indenture, Warrant Agreement, Depositary Agreement or Guarantee Agreement (each as defined below) may be dependent upon such matters, we have assumed for purposes of this opinion that each Indenture Trustee, Warrant Agent, Depositary and Guarantee Trustee (each as defined below) are duly organized, validly existing and in good standing under the laws of their respective jurisdictions
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Senior Housing Properties Trust
May 7, 2001
Page 3


of organization, and are duly qualified to engage in the activities contemplated by, and have the requisite organizational and legal power and authority to perform their respective obligations under, each Indenture, Warrant Agreement, Depositary Agreement or Guarantee Agreement to which they are parties, that each Indenture Trustee, Warrant Agent, Depositary and Guarantee Trustee will be in compliance, generally with respect to acting as a trustee or agent under each applicable Indenture, Warrant Agreement, Depositary Agreement or Guarantee Agreement, with all applicable laws and regulations, and that each Indenture, Warrant Agreement, Depositary Agreement and Guarantee Agreement will be the valid and binding agreements of each party thereto (other than, in the case of an indenture in the form filed as Exhibit 4.1, 4.2 or 4.3 to the Registration Statement or a guarantee agreement in the form filed as Exhibit 4.19 to the Registration Statement, when appropriately completed, the Company and each other Registrant party thereto), enforceable against such parties in accordance with their respective terms.

         We express no opinion herein as to the laws of any jurisdiction other than the laws of The Commonwealth of Massachusetts and the State of New York, the General Corporation Law and the Limited Liability Company Act of the State of Delaware and the federal laws of the United States of America, and we express no opinion as to state securities or blue sky laws. Insofar as this opinion involves matters of Maryland law we have, with your permission, relied solely on the opinion of Ballard Spahr Andrews & Ingersoll, LLC dated May 7, 2001, a copy of which we understand you are filing herewith as Exhibit 5.2 to the Registration Statement, and our opinion is subject to the exceptions, qualifications and limitations therein expressed.

         Our opinions set forth below with respect to the validity or binding effect of any security or obligation are subject to (i) limitations arising under applicable bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws affecting the enforcement generally of the rights and remedies of creditors and secured parties or the obligations of debtors, (ii) general principles of equity (regardless of whether considered in a proceeding at law or in equity), including, without limitation, the discretion of any court of competent jurisdiction in granting specific performance or injunctive or other equitable relief, and (iii) an implied duty on the part of the party seeking to enforce rights or remedies to take action and make determinations on a reasonable basis and in good faith to the extent required by applicable law.

         Based on and subject to the foregoing, we are of the opinion that, as of the date hereof:

                  1. Each series of Debt Securities will be validly issued and binding obligations of the Company when (i) the Registration Statement shall have become effective under the Securities Act and the indentures filed as Exhibit 4.1, 4.2 and 4.3 to the Registration Statement, including any necessary supplemental indenture, or any other indenture, including any necessary supplemental indenture thereto, filed as an exhibit to the Registration Statement, as the case may be (the applicable indenture, as so filed and supplemented, the "Indenture"), shall have been qualified under the Trust Indenture Act of 1939, as amended, and the Indenture shall have been duly authorized, executed and delivered by the Company and a trustee named thereunder (the "Indenture Trustee"), (ii) a Prospectus Supplement with respect to such series of Debt Securities and any related Subsidiary Guarantees shall have been filed with the Commission pursuant to Rule 424
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Senior Housing Properties Trust
May 7, 2001
Page 4


         under the Securities Act, (iii) the Company's Board of Trustees or a duly authorized committee thereof shall have duly adopted final resolutions (the "Final Debt Resolutions") authorizing the issuance and sale of such Debt Securities, each as contemplated by the Registration Statement, the Prospectus, the applicable Prospectus Supplement and the Indenture, and (iv) such series of Debt Securities shall have been (A) duly executed by the Company and authenticated by the Indenture Trustee as provided in the Indenture and the Final Debt Resolutions and (B) duly delivered to the purchasers thereof against payment of the agreed consideration therefor, as provided in the Registration Statement, the Prospectus, the applicable Prospectus Supplement, the Indenture and the Final Debt Resolutions. If such Debt Securities are Underlying Registered Securities, the opinion set forth in this paragraph is subject to the further condition that the Convertible Registered Securities relating to such Debt Securities, at the time of the issuance thereof and of the conversion, exchange or exercise thereof, are validly issued, fully paid and non-assessable by the Company or are validly issued and binding obligations of the Company, as applicable.

                  2.  Each  Subsidiary  Guarantee  related  to a series  of Debt
         Securities will be validly issued and binding obligations of the Subsidiaries which are parties thereto when (i) the Registration Statement shall have become effective under the Securities Act and the applicable Indenture shall have been qualified under the Trust Indenture Act of 1939, as amended, and such Indenture shall have been duly authorized, executed and delivered by the Company, each such Subsidiary and the Indenture Trustee, (ii) a Prospectus Supplement with respect to such series of Debt Securities and the related Subsidiary Guarantees shall have been filed with the Commission pursuant to Rule 424 under the Securities Act, (iii) the Board of Trustees or Board of Directors, as the case may be, of each such Subsidiary shall have duly adopted final resolutions (the "Final Guarantee Resolutions") authorizing such Subsidiary Guarantee, each as contemplated by the Registration Statement, the Prospectus, the applicable Prospectus Supplement and such Indenture, (iv) such Subsidiary Guarantee shall have been duly executed by each such Subsidiary as provided in such Indenture and the Final Guarantee Resolutions, and (v) such Debt
         Securities are the validly issued and binding obligations of the Company.

                  3. The Depositary Shares will be validly issued, fully paid and non-assessable by the Company and the Depositary Receipts will be validly issued and will entitle the holders thereof to the rights specified therein and in the applicable Depositary Agreement, when (i) the related Preferred Shares have been duly authorized and validly issued, fully paid and non-assessable, (ii) the Company's Board of Trustees or a duly authorized committee thereof shall have duly adopted resolutions (the "Final Depositary Shares Resolutions") approving one or more depositary agreements, including a form of Depositary Receipt set forth therein or related thereto (each, a "Depositary Agreement"), relating to such Depositary Shares, between the Company and a financial institution identified therein as depositary (each, a "Depositary"),
         (iii) the applicable Depositary Agreement shall have been duly executed and delivered by the Company and the Depositary, (iv) the related Preferred Shares shall have been duly deposited with the Depositary under the Depositary Agreement, and (v) the applicable Depositary Receipts
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Senior Housing Properties Trust
May 7, 2001
Page 5


         shall have been duly executed by the Depositary as provided in the applicable Depositary Agreement and the Final Depositary Shares Resolutions and registered and shall have been duly delivered to the purchasers thereof against payment of the agreed consideration therefor, as provided in the Registration Statement, the Prospectus, the applicable Prospectus Supplement, the applicable Depositary Agreement and the Final Depositary Shares Resolutions.

                  4. The Warrants will validly issued and binding obligations of the Company when (i) the Registration Statement shall have become effective under the Securities Act, (ii) a Prospectus Supplement with respect to such Warrants shall have been filed with the Commission pursuant to Rule 424 under the Securities Act, (iii) the Warrants shall have been duly authorized by the Company, including by the due adoption by the Company's Board of Trustees or a duly authorized committee thereof of final resolutions (the "Final Warrant Resolutions") authorizing the issuance and sale of such Warrants as contemplated by the Registration Statement, the Prospectus and the applicable Prospectus Supplement and approving one or more warrant agreements, including a form of warrant set forth therein or related thereto (each, a "Warrant Agreement"), establishing the terms and conditions of such Warrants, between the Company and a financial institution identified therein as warrant agent (each, a "Warrant Agent"), (iv) the applicable Warrant Agreement shall have been duly executed and delivered by the Company and the Warrant Agent, and (v) such Warrants shall have been duly executed by the Company and authenticated by the Warrant Agent as provided in the applicable Warrant Agreement and the Final Warrant Resolutions and registered and shall have been duly delivered to the purchasers thereof against payment of the agreed consideration therefor, as provided in the Registration Statement, the Prospectus, the applicable Prospectus Supplement, the applicable Warrant Agreement and the Final Warrant Resolutions. If such Warrants are Underlying Registered Securities, the opinion set forth in this paragraph is subject to the further condition that the Convertible Registered Securities relating to such Warrants, at the time of the issuance thereof and of the conversion, exchange or exercise thereof, are validly issued, fully paid and non-assessable by the Company or are validly issued and binding obligations of the Company, as applicable.

                  5. Each Trust Guarantee will be a validly issued and binding obligation of the Company when (i) the Registration Statement shall have become effective under the Securities Act and the guarantee agreement filed as Exhibit 4.19 to the Registration Statement (as so filed, the "Guarantee Agreement"), shall have been qualified under the Trust Indenture Act of 1939, as amended, and the Guarantee Agreement shall have been duly authorized, executed and delivered by the Company and a trustee named thereunder (the "Guarantee Trustee"), (ii) a Prospectus Supplement with respect to the related series of Trust Preferred Securities and such Trust Guarantee shall have been filed with the Commission pursuant to Rule 424 under the Securities Act,
         (iii) the Company's Board of Trustees or a duly authorized committee thereof shall have duly adopted final resolutions authorizing such Trust Guarantee, as contemplated by the Registration Statement, the Prospectus and the applicable Prospectus Supplement, and (iv) such series of Trust
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Senior Housing Properties Trust
May 7, 2001
Page 6


         Preferred Securities have been duly authorized and are validly issued by the applicable Capital Trust.

         All of the opinions set forth herein are rendered as of the date hereof, and we assume no obligation to update such opinions to reflect any facts or circumstances which may hereafter come to our attention or any changes in the law which may hereafter occur.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm in the Prospectus forming a part of the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or under the rules and regulations of the Commission promulgated thereunder.

                                              Very truly yours,

                                              /s/ Sullivan & Worcester LLP

                                              SULLIVAN & WORCESTER LLP